EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”), dated as of February 8, 2018 (the “Effective Date”), between Varonis Systems, Inc., a Delaware corporation (the “Company”), and Guy Melamed (“Executive”).

WHEREAS, the Company is party to an employment agreement with Executive, dated as of February 7, 2017 (the “Agreement”), which set forth Executive’s position, services, duties and base salary effective as of April 1, 2017;

WHEREAS, the Company desires to appoint Executive as its Chief Operating Officer in addition to his current position as Chief Financial Officer of the Company, and Executive desires to serve and to fulfill his duties to the Company in such capacity;

WHEREAS, the Company and Executive wish to amend the Agreement as set forth herein, effective as of the Effective Date;

NOW THEREFORE, in consideration of the mutual covenants herein contained, Executive’s employment by the Company, the compensation to be paid Executive while employed by the Company, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and Executive hereby agree as follows:

1.	Effective as of the Effective Date, the first sentence of Section 1 of the Agreement (“Services and Duties”) is amended in its entirety to read as follows:

“Executive shall serve as Chief Operating Officer and Chief Financial Officer of the Company and in such positions shall have the duties, responsibilities and authority commensurate with the status of an individual holding such positions in a company similarly situated to the Company and shall render services consistent with such positions.”

2.	Effective as of January 1, 2018, Section 3(a) of the Agreement (“Base Salary”) is hereby amended by removing the term “$300,000” and replacing it with the term “$400,000.”

3.	Effective as of January 1, 2018, Section 3(b) of the Agreement (“Annual Bonus”) is hereby amended by removing the term “$100,000” and replacing it with the term “$250,000.”

4.	Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.

5.	This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

VARONIS SYSTEMS, INC.

By:	/s/ Yakov Faitelson
Name: Yakov Faitelson
Title:Chief Executive Officer and President

EXECUTIVE

By:	/s/ Guy Melamed
Guy Melamed